Exhibit 10.3

Execution Version

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 25, 2026, by and between Amanat Acquisition Corp, a Cayman Islands exempted company (“SPAC”) and Corxel Pharmaceuticals Limited, a Cayman Islands exempted company (“Stockholder”). Each of SPAC and Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined herein).

RECITALS

WHEREAS, Stockholder is the record and beneficial owner of 100 shares of common stock, par value $0.001 per share, of Corxel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which represents all of the issued and outstanding Company Shares as of the date hereof;

WHEREAS, the holders of the requisite number of issued and outstanding equity interests of Stockholder have duly authorized and approved the execution, delivery and performance by Stockholder of this Agreement and Stockholder’s entry into the Business Combination Agreement and the consummation by Stockholder of the transactions contemplated hereby and thereby, in each case in accordance with applicable Cayman Islands Law and Stockholder’s Governing Documents;

WHEREAS, SPAC, Merger Sub, Stockholder, and the Company have entered into (or are entering into concurrently herewith) that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of SPAC (the “Merger”), together with any other merger, reorganization or similar steps contemplated by the Business Combination Agreement; and (ii) each Company Share will be converted into the right to receive SPAC Shares (and, at Stockholder’s election, Pre-Funded Warrants), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, in consideration for the benefits to be received by Stockholder under the terms of the Business Combination Agreement and as a material inducement to SPAC agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that SPAC would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Stockholder Consent and Related Matters.

(a) Unless this Agreement is validly terminated in accordance with Section 5, as promptly as reasonably practicable (and in any event within two (2) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Stockholder shall duly execute and deliver to the Company in respect of its Company Shares, the Company Stockholder Written Consent adopting the Business Combination Agreement and approving the transactions contemplated thereby (including the Merger), the Ancillary Documents to which the Company is or will be a party and the transactions contemplated thereby, as contemplated by and in accordance with Section 5.13(b) of the Business Combination Agreement.

(b) Without limiting the generality of Section 1(a), during the period beginning on the date of this Agreement and ending on the valid termination of this Agreement in accordance with Section 5, Stockholder shall vote (or cause to be voted) at any meeting of the stockholders of the Company (including any adjournment or postponement), however called, and in any action by written resolution of the stockholders of the Company, at which the Business Combination Agreement and other related agreements (or any amended version thereof) or such other related actions, are submitted for the consideration of the stockholder of the Company, all of its Company Shares held as of such record date:

(i) in favor of: (A) the approval and adoption of the Business Combination Agreement; and (B) the Merger and the other transactions contemplated by the Business Combination Agreement, including the Ancillary Documents and all other agreements related thereto to which the Company is a party; and

(ii) against: (A) any Company Acquisition Proposal; and (B) any other matter, action, transaction, agreement or proposal that is intended, or would reasonably be expected, to result in any condition to Closing set forth in Article 6 of the Business Combination Agreement not being satisfied or otherwise frustrate, impede, hinder, interfere with, prevent or delay the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(c) For the avoidance of doubt, in the event that (i) any Company Shares are issued to Stockholder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Company Shares of, on or affecting the Company Shares owned by Stockholder or otherwise, (ii) Stockholder purchases or otherwise acquires beneficial ownership of any Company Shares after the date of this Agreement, or (iii) Stockholder acquires the right to vote or share in the voting of any Company Shares after the date of this Agreement (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by Stockholder shall be subject to the terms of this Agreement (including with respect to the voting and proxy requirements set forth in this Section 1) to the same extent as if they constituted Company Shares owned by Stockholder as of the date of this Agreement.

(d) Without limiting any other rights or remedies of SPAC, during the period beginning on the date of this Agreement and ending on the valid termination of this Agreement in accordance with Section 5, Stockholder hereby irrevocably appoints SPAC or any individual designated by SPAC as Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for the purposes of complying with its obligations hereunder in accordance with the laws of the State of Delaware and on Stockholder’s behalf, for and in the name, place and stead of Stockholder, to attend on behalf of Stockholder any meeting of Stockholder with respect to the matters described in Section 1(a)-(b), to include the Company Shares in any computation for purposes of establishing a quorum at any such meeting of Stockholder, to vote (or cause to be voted) the Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(b) in connection with any meeting of Stockholder or any action by written consent by Stockholder (including the Company Stockholder Written Consent), in each case, in the event that Stockholder fails to provide its consent or vote its Company Shares in accordance with Section 1(a)-(b) or perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a)-(b).

(e) The proxy granted by Stockholder pursuant to Section 1(d) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for SPAC entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. The proxy granted by Stockholder pursuant to Section 1(d) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by Stockholder and Stockholder hereby revokes any and all prior proxies granted by Stockholder with respect to its Company Shares. The vote or consent of the proxyholder in accordance with Section 1(d) and with respect to the matters in Section 1(a)-(b) shall control in the event of any conflict between such vote or consent by the proxyholder of the Company Shares and a vote or consent by Stockholder of its Company Shares (or any other Person with the power to vote of such Company Shares) with respect to the matters in Section 1(a)-(b). The proxyholder may not exercise the proxy granted pursuant to Section 1(d) on any matter except those provided in Section 1(a)-(b). For the avoidance of doubt, Stockholder may vote its Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement. Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 5. Stockholder agrees not to grant any proxy that conflicts or is inconsistent with the proxy granted to SPAC in this Agreement.

(f) SPAC acknowledges and agrees that nothing contained in this Agreement shall be deemed to vest in any SPAC Party any direct or indirect ownership or incidence of ownership of or with respect to the Company Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Company Shares of the Stockholder shall remain vested in and belong to the Stockholder, and SPAC shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Company Shares, except as otherwise provided herein.

2. Other Acknowledgments and Agreements.

(a) Stockholder acknowledges that it is a direct party to the Business Combination Agreement and, as such, is bound by and subject to Sections 5.3(a) (Confidentiality), 5.4(a) (Public Announcements), 5.6(a) (Exclusive Dealing), and 8.18 (Trust Account Waiver) of the Business Combination Agreement in accordance with its terms.

(b) Stockholder acknowledges and agrees that SPAC is entering into the Business Combination Agreement in reliance upon Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, and but for Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SPAC would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

3. Stockholder Representations and Warranties. Stockholder represents and warrants to SPAC, as of the date of this Agreement and as of immediately prior to the Effective Time as though made at and as of such time, as follows; provided that any representation or warranty expressly made as of a specified date shall be made only as of such specified date:

(a) Stockholder is a Cayman Islands exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and the Business Combination Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Stockholder of this Agreement and the Business Combination Agreement and the consummation by Stockholder of the transactions contemplated hereby and thereby have been duly authorized and approved by Stockholder’s board of directors, the holders of the requisite number of equity interests of Stockholder and all other Persons whose authorization, approval or consent is required under applicable Law, Stockholder’s Governing Documents or any Contract binding upon Stockholder. All such authorizations, approvals and consents remain in full force and effect and have not been amended, rescinded or revoked. Assuming the valid execution and delivery of the Company and SPAC, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid, legal and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(b) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of Stockholder with respect to Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings pursuant to, in compliance with or required to be made under the Exchange Act or in connection with the Restructuring and Distribution Matters or the absence of which would not adversely affect the ability of Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(c) None of the execution or delivery of this Agreement by Stockholder, the performance by Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any material Contract to which Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Stockholder is bound or (iv) result in the creation of any Lien upon its Company Shares (other than those arising under applicable securities laws, as would not otherwise restrict the performance of Stockholder’s obligations pursuant to this Agreement, as created by this Agreement, the Company’s Governing Documents), in each case, in a manner that could reasonably be expected to prevent or materially delay or impair Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

(d) Stockholder is the record and beneficial owner of its Company Shares and has valid, good and marketable title to its Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or the Company’s Governing Documents). Except for the 100 Company Shares owned by Stockholder as of the date of this Agreement, Stockholder does not own, beneficially or of record, any other Equity Securities of the Company as of the date of this Agreement. Stockholder has the sole right to vote (and provide consent in respect of, as applicable) its Company Shares and, except for this Agreement and the Business Combination Agreement, Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require Stockholder to Transfer any of its Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of its Company Shares.

(e) As of the date of this Agreement, there is no Proceeding pending or, to Stockholder’s knowledge, threatened in writing against Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(f) Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(g) Other than as set forth on Schedule 3.5(g) attached hereto (collectively, the “Restructuring and Distribution Matters) or as contemplated or permitted under the Business Combination Agreement, as of the date of this Agreement, there is no pending, proposed or contemplated transaction, agreement or arrangement relating to the issuance, redemption, repurchase, Transfer, voting or encumbrance of any equity interest of Stockholder, or any amendment to Stockholder’s Governing Documents or change in the composition or designation rights of its board of directors or other governing body.

4. Transfer Restrictions and Other Covenants

(a) Except as expressly contemplated by the Business Combination Agreement or any lock-up agreement relating to the same, as may be required by Law or an Order issued by a Governmental Entity or with the prior written consent of SPAC, from and after the date hereof until the termination of this Agreement in accordance with Section 5, Stockholder agrees not to (a) Transfer any of its Company Shares or (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events) require Stockholder to Transfer its Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of its Company Shares. For purposes of this Agreement, “Transfer” means any (A) sale, offer to sell, contract or agreement to sell, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of an option to purchase, or other disposition of an interest in, the Stockholder’s Company Shares.

(b) Except as contemplated or otherwise permitted by the Business Combination Agreement and in connection with the transactions contemplated therein, as may be required by Law or an Order issued by a Governmental Entity or with the SPAC’s prior written consent, Stockholder shall not, and shall not authorize, approve or permit, (i) the issuance, sale, redemption, repurchase, reclassification or other modification of any equity interest of Stockholder (other than (A) Stockholder’s formation of Corxel Cayman II in connection with the Restructuring, (B) Stockholder’s Convertible Note Financing, including the issuance of Stockholder’s shares of capital stock in connection therewith, (C) Stockholder’s entry into a Debt Assumption and Repayment Agreement with the Company and Corxel Pharmaceuticals Hong Kong Limited, (D) Stockholder’s amendments to its Governing Documents to effectuate the Restructuring and Distribution, (E) Stockholder’s grant of equity under the Parent Equity Plan to Stockholder’s service providers in the ordinary course of business and as permitted under the Business Combination Agreement), (ii) any amendment, waiver or modification of Stockholder’s Governing Documents or any Contract relating to the ownership, voting, governance or control of Stockholder, other than as required pursuant to the Distribution or (iii) any change in the composition of, or the appointment, removal or designation rights relating to, Stockholder’s board of directors or other governing body, other than as contemplated by the Ninth Amended and Restated Memorandum and Articles of Association.

(c) Stockholder shall promptly, and in any event within two (2) Business Days after obtaining knowledge thereof, notify SPAC in writing of (a) any fact, event, circumstance or proposed action that has caused or would reasonably be expected to cause any representation or warranty of Stockholder contained in this Agreement to be untrue or inaccurate in any material respect or (b) any actual or to the knowledge of Stockholder, threatened breach of this Agreement. No notice or update delivered pursuant to this Section shall cure any breach of this Agreement or otherwise affect any right or remedy of SPAC unless SPAC expressly agrees otherwise in writing.

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio, upon the earlier of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of SPAC and Stockholder. Upon termination of this Agreement as provided in the immediately preceding sentence, neither of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement; provided, however, that the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or for Fraud. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the termination of this Agreement; provided that the provisions set forth in Sections 8 through 11 shall survive the termination of this Agreement.

6. Entire Agreement. This Agreement, the Business Combination Agreement and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

7. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Stockholder and SPAC. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by Stockholder without SPAC’s prior written consent (to be withheld or given in its sole discretion).

8. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

9. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with its specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

11. Miscellaneous. Sections 8.1 (Non-Survival), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

AMANAT ACQUISITION CORP

By:	/s/ Nicholas Fernandez
Name:	Nicholas Fernandez
Title:	Chief Financial Officer

CORXEL PHARMACEUTICALS LIMITED

By:	/s/ Yanping Mou
Name:	Yanping Mou
Title:	Chief Executive Officer